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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of this 13th day of April, 1998, by and between HIS PPM Co., a Delaware corporation (the "Company"), and Robert D. Baca ("Employee").

                             W I T N E S S E T H :

         WHEREAS, the Company was formed by HealthCare Imaging Services, Inc. ("HIS") to engage in the physician practice management business;

         WHEREAS, Employee has substantial experience with, and has owned and operated, several physician practice management companies;

         WHEREAS, the Company desires to employ and retain Employee as its President and Chief Operating Officer;

         WHEREAS, the Company desires to assure itself of Employee's continued employment in a managerial capacity and to compensate him for such employment; and

         WHEREAS, Employee is willing to be employed by Company upon the terms and subject to the conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Company agrees to employ Employee, and Employee hereby agrees to serve the Company, for the Term (as defined in Section 2 below) of this Agreement, in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and subject to the conditions hereinafter stated.

         2. TERM. The initial term (the "Initial Term") of this Agreement shall commence on April 13, 1998 (the "Commencement Date") and shall continue until the third anniversary of that date (the "Initial Expiration Date"); provided, however, that this Agreement at all times shall be subject to earlier termination in accordance with the provisions hereof. On the Initial Expiration Date and each anniversary of the Initial Expiration Date, the term of this Agreement automatically shall be extended for an additional one (1) year term (the "Extended Term") unless either party gives written notice to the other not less than one hundred and eighty (180) days prior to the end of the then current Term that it does not desire to extend the Term. For purposes of this Agreement, "Term" means the Initial Term and, as so extended, the Extended Term.



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         3.       POSITION, DUTIES AND RESPONSIBILITIES.

                  3.1 Position, Duties and Responsibilities. During the Term, Employee shall serve as the President and Chief Operating Officer of the Company, and shall be responsible for the duties attendant to such office, which duties will be generally consistent with his position as an executive officer of the Company and which will generally utilize his business and professional experience prior to the date hereof, and such other managerial duties and responsibilities with the Company, its subsidiaries or divisions as may be assigned by the Chairman of the Board of Directors and/or Board of Directors of the Company (the "Board"). Employee will report directly to the Chairman of the Board and the Chief Executive Officer of the Company. Employee's duties shall be performed principally at the Company's executive offices which are located in the New York City Metropolitan Area (as defined below), and Employee shall not be required to perform duties which would necessitate changing his present residence, unless Employee otherwise agrees in writing. For purposes of this Agreement, the term "New York City Metropolitan Area" shall encompass the City of New York and the territory within fifty miles from that city in any direction. Employee acknowledges and agrees that, in connection with his employment hereunder, he may be required to travel on behalf of the Company.

                  3.2 Services to be Provided. During the Term, Employee shall devote all of his working time, attention and energies to the affairs of the Company and its subsidiaries and divisions and shall faithfully and diligently perform his duties and responsibilities hereunder and use his best efforts in the performance of his duties and responsibilities to promote its and their best interests; provided, however, that nothing herein shall preclude Employee from (i) serving on the boards of directors of a reasonable number of other corporations, trade associations or charitable organizations, (ii) engaging in charitable activities and community affairs or (iii) managing his personal investments and affairs; provided, however, that, in the reasonable determination of the Board, such activities do not interfere with the performance of Employee's duties and responsibilities under this Agreement and subject in each case to the covenants contained in Section 11.

         4.       SALARY.

                  4.1 Base Salary. During the Term, Employee shall be paid a base salary (the "Base Salary"), payable in equal installments at such intervals as the other executive officers of the Company are paid but not less often than bi-weekly, at an annual rate of two hundred twenty five thousand dollars ($225,000). On each anniversary date of the Commencement Date during the Term, the annual rate of the Base Salary shall be increased (but not decreased) by (a) the same percentage as the increase during the immediately preceding calendar year in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (1962-1984 =
100) (the "CPI") or (b) such greater amount as may be determined by the Board.


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                  4.2 Bonus Compensation. As promptly as practicable after the execution of this Agreement, the Company and Employer will endeavor to create a bonus program with respect to the Company's physician practice management operations, to include such performance goals and other criteria, including Employee's participation therein, as the Company and Employee mutually agree.

                  4.3 Equity Opportunity. Concurrently with the execution of this Agreement, HIS and Employee shall enter into the following stock option agreements (i) a stock option agreement (a form of which is attached hereto as Exhibit A) providing for the grant to Employee under the HIS' 1997 Omnibus Incentive Plan (the "Plan"), of stock options to purchase an aggregate of two hundred thousand (200,000) shares of common stock, par value $.01 per share, of HIS (the "Common Stock") at an exercise price equal to $[the closing sales price on the date the employment agreement is executed] per share and (ii) a stock option agreement (a form of which is attached hereto as Exhibit B) providing for the grant to Employee under the Plan, of stock options to purchase an aggregate of one hundred fifty thousand (150,000) shares of Common Stock with an exercise price of $7.50, $10.00 and $12.00 per share, respectively, for each 50,000 share tranche. The stock options described in clauses (i) and (ii) above shall vest and be exercisable as set forth in their respective stock option agreement and the Plan.

         5.       EMPLOYEE BENEFITS.

                  5.1 Benefit Programs. In addition to the benefits expressly provided for herein, during the Term, Employee shall participate with other members of senior management of the Company in any pension, profit-sharing, stock option or similar plan or program of the Company and/or HIS now existing or established hereafter for the benefit of the Company's employees or senior executives of the Company or its subsidiaries generally, to the extent that he remains eligible under the general provisions thereof. Employee shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or similar plan or program of the Company and/or HIS now existing or established hereafter for the benefit of the Company's employees or executives of the Company and its subsidiaries generally, to the extent that he is eligible under the general provisions thereof.

                  5.2 Automobile. In furtherance and not in limitation of
Section 5.1 hereof, the Company will pay to Employee, on the first day of each month during the Term, a monthly automobile allowance of one thousand dollars ($1,000) to help defray the costs associated with Employee's acquisition (by lease or otherwise) of an automobile and the insurance and maintenance thereof.

                  5.3 Vacation; Personal Days. During the Term, Employee shall be entitled to four (4) weeks annual vacation with pay during each year of his employment hereunder provided that the vacation days taken do not materially interfere with the operations of the Company. Such vacation may be taken, in Employee's discretion, at such time or times as are not inconsistent with the reasonable business needs of the Company. Employee shall not be entitled

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to additional compensation in the event that Employee, due to the needs of the
Company, is unable to take such vacation during any year of his employment hereunder. Employee shall also be entitled to all paid holidays and personal days given by the Company or HIS to their respective executives.

                  5.4 Insurance. Employee agrees that the Company and/or HIS may at any time and for the Company's or HIS', as the case may be, own benefit, apply for and take out life, health, accident, and/or other insurance covering Employee either independently or together with others in any amount which the Company and/or HIS, as the case may be, deems to be in its best interests. The Company and/or HIS shall own all rights in any such insurance policies and in the cash values and proceeds thereof and, except as otherwise provided, Employee shall not have any right, title or interest therein. Employee agrees to assist the Company and/or HIS, as the case may be, at the Company's or HIS', as the case may be, expense, in obtaining any such insurance by, among other things, submitting to the customary examinations and correctly preparing, signing and delivering such applications and other documents as may be required by insurers.

                  5.5 Office Space. The Company shall furnish Employee with a private office suitable for an executive officer and full-time secretarial assistance.

         6. EXPENSES. Employee is authorized to incur reasonable expenses in connection with the promotion of the Company's business, including, but not limited to, the purchase of computer and telecommunications equipment necessary for Employee to perform his duties hereunder, business entertainment expenses and expenses for Employee's travel and similar items. To that end, the Company shall reimburse Employee, upon presentation of appropriate vouchers or receipts and in accordance with the Company's expense reimbursement policies, for all reasonable expenses incurred by Employee in connection with the performance of his duties under this Agreement.

         7. TERMINATION. Employee's employment under this Agreement may be terminated without any breach of this Agreement only under the following circumstances:

                  7.1 Death. Employee's employment shall terminate upon his death.

                  7.2 Disability. In the event Employee shall be unable to render the services or perform his duties hereunder by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (a) ninety (90) consecutive days or (b) one hundred eighty
(180) days in any consecutive three hundred sixty-five (365) day period (either of such events shall constitute a "Disability" for purposes of this Agreement), the Company shall have the right to terminate this Agreement.

                  7.3 Termination of Employment of Employee by the Company for Cause. The Company may terminate the employment of Employee for Cause (as hereinafter defined). The term "Cause," as used herein, shall mean (a) Employee's willful misconduct or gross neglect

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in the performance of his duties hereunder, (b) the material breach of this
Agreement by Employee, which breach, to the extent curable prior to the Company suffering material injury (economic or otherwise), shall remain unremedied for ten (10) days after Employee shall have been given notice of such breach, provided that no such notice or cure period shall apply to any breach that has been concealed by Employee, (c) the final, non-appealable conviction of Employee of, or a plea of guilt or nolo contendere, in respect to, a felony involving dishonesty or which constitutes a crime of moral turpitude, (d) habitual drug or alcohol abuse or (e) the conviction of, or the entry of an order or consent decree with respect to a violation or purported violation of any state or federal securities laws.

                           Employee shall not be deemed to have been terminated
for Cause unless and until, after reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard before the Board, the Board has determined (by affirmative vote of a majority of the full Board, excluding Employee) that Employee was guilty of the conduct described in clause
(a), (b) or (d) of the preceding paragraph, and delivered to Employee a Notice of Termination (as defined below) stating such determination and specifying the particulars thereof in detail.

                  7.4 Termination of Employment by Employee for Good Reason. Employee may terminate his employment hereunder for Good Reason (as hereinafter defined). For purposes of this Agreement, "Good Reason" shall mean (i) a Change in Control (as defined below), (ii) a change in his position, duties, authority or responsibilities or any other action by the Company which results in a material diminution of the position, duties, authority, or responsibility of Employee, (iii) a reduction in Employee's Base Salary as in effect on the date of this Agreement or as the same may be increased from time to time, or a reduction in Employee's other benefits unless, with respect to a reduction of benefits, all members of senior management of the Company are similarly affected, (iv) the Company shall materially breach any provision of this Agreement, which breach shall continue unremedied for twenty (20) days, (v) failure of the Company to obtain from any successor the assumption of or the agreement to perform this Agreement (as contemplated in Section 16 hereof), or
(vi) any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.6.

                           For purposes of this Agreement, a "Change in Control"
of the Company shall mean a change in control of a nature that would be required to be reported, with respect to HIS, in a current report on Form 8-K, as in effect on the date of this Agreement, or pursuant to Section 13 or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); including, without limitation, (A) the acquisition of "beneficial ownership"
(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Company or Employee or an entity directly or indirectly controlled by HIS or Employee, of securities of the Company or HIS representing a majority of the combined voting power of the Company's or HIS', as the case may be, then outstanding securities, (B) the failure, for any reason, of the individuals who presently

                                     - 5 -

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constitute the Board of Directors of the Company or HIS (the "Incumbent Board")
to constitute at least a majority thereof, provided that any director whose election has been approved in advance by directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board shall be considered, for these purposes, as though such director were a member of the Incumbent Board, (C) the stockholders of the Company or HIS, as the case may be, approve a merger or consolidation of the Company or HIS, as the case may be, with any other corporation (other than an affiliate of HIS), other than a merger or consolidation which would result in the voting securities of the Company or HIS, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or HIS, as the case may be, or such surviving entity outstanding immediately after such merger or consolidation and such merger or consolidation occurs; or (D) the stockholders of the Company or HIS, as the case may be, approve a plan of complete liquidation of the Company or HIS, as the case may be, or an agreement for the sale or disposition by the Company or HIS, as the case may be, of all or substantially all of the Company's or HIS' assets.

                  7.5 Termination of Employment by the Company or Employee. Either party may terminate this Agreement if the Company or Employee become subject to an order of a court of competent jurisdiction or other governmental or arbitral body restricting Employee from providing services to the Company or otherwise restricting the Company from availing itself of Employee's services.

                  7.6 Notice of Termination. Any termination of Employee's employment by the Company or by Employee (other than a termination pursuant to Section 7.1 above) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon to effect such termination and shall set forth a reasonably detailed description of the basis for termination of Employee's employment under the provision so indicated. Any purported termination not satisfying the requirements of this Section 7.6 shall not be effected.

                  7.7 Date of Termination. "Date of Termination" shall mean (a) if Employee's employment is terminated by his death, the date of his death and
(b) if Employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which date may be the date of such Notice of Termination); provided that if within thirty (30) days after the Notice of Termination is given pursuant to Section 7.3(a), (b) or (d), Employee notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected); provided, further that if the Company prevails in its determination to terminate Employee for Cause in such arbitration or litigation, the Date of Termination shall be the date specified in the

                                     - 6 -

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Notice of Termination; provided, further, that until such dispute is finally determined, the Company shall be entitled to suspend all compensation and benefits to which Employee was entitled hereunder and Employee agrees during the pendency of such dispute not to hold himself out as an officer or employee of the Company or to take any actions purportedly on its behalf.

         8.       COMPENSATION UPON TERMINATION.

                  8.1 Compensation Upon Termination For Death. In the event of the death of Employee during the Term, Employee's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of Employee (collectively, the "Estate"), shall be paid within thirty (30) days of Employee's death, an amount equal to the sum of Employee's unpaid Base Salary through the month in which Employee's death occurred, as well as all unpaid and accrued incentive compensation (including, if applicable, an annual bonus) through the Date of Termination. Employee's entitlement to the incentive compensation shall be pro-rated for any fiscal year which has commenced but not ended prior to the Date of Termination and be due and payable as soon as practicable after the end of each fiscal year. The Estate shall be entitled to other death benefits in accordance with the terms of the Company's benefit programs and plans and the other provisions of this Agreement, and the Estate shall be entitled to continue to participate in such benefit programs and plans until the end of the Term on the same terms and conditions as Employee participated immediately prior to the Date of Termination to the extent permissible under the general terms and provisions of such programs and plans.

                  8.2 Compensation Upon Termination for Disability. If Employee's employment hereunder is terminated for Disability, Employee shall be paid, within thirty (30) days of the Date of Termination, an amount equal to the sum of Employee's unpaid Base Salary through the month in which such date occurred, as well as all unpaid and accrued incentive compensation (including, if applicable, an annual bonus) through the Date of Termination. Employee's entitlement to the incentive compensation shall be pro-rated for any fiscal year which has commenced but not ended prior to the Date of Termination and be due and payable as soon as practicable after the end of each fiscal year. The Company shall continue to pay Employee the Base Salary (as and when such Base Salary would have been paid had such termination not taken place) for a period of six months after the month in which such Date of Termination occurred. The amounts provided for above shall be reduced by any disability benefits received by Employee from disability policies paid for by the Company. Employee shall be entitled to other disability compensation and benefits in accordance with the Company's benefit programs and plans and the other provisions of this Agreement.

                  8.3 Compensation Upon Termination for Cause. (a) If Employee's employment is terminated by the Company for Cause, the Company shall pay Employee his Base Salary through the date the Notice of Termination is given at the rate in effect at the time Notice of Termination is given, as well as all accrued and unpaid incentive compensation (including an annual bonus, if applicable) through the date the Notice of Termination is given, and the Company shall have no further obligations to Employee under this Agreement; provided,

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however, that if Employee (i) is terminated pursuant to Section 7.3(a), (b) or
(d) and (ii) notifies the Company within 30 days after the date the Notice of Termination is given that a dispute exists concerning the termination, and such dispute is finally determined in favor of Employee, either by a mutual written agreement of the parties or by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) then the Company shall pay to Employee an amount equal to his Base Salary for the period from the date the Notice of Termination was given through the date the dispute was finally determined. Employee's entitlement to incentive compensation, including, if applicable, an annual bonus, shall be pro-rated for any fiscal year which has commenced but not ended prior to the Date of Termination and be due and payable as soon as practicable after the end of each fiscal year.

                  (b) If Employee's employment is terminated by the Company or Employee pursuant to Section 7.5, the Company shall pay Employee his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, as well as all accrued and unpaid incentive compensation (including an annual bonus, if applicable) through the Date of Termination, and the Company shall have no further obligations to Employee under this Agreement. Employee's entitlement to incentive compensation shall be pro-rated for any fiscal year which has commenced but not ended prior to the Date of Termination and be due and payable as soon as practicable after the end of each fiscal year.

                  8.4 Improper Termination; Good Reason. (a) Subject to the provision of Section 8.4(b) hereof, if (x) in breach of this Agreement, the Company shall terminate Employee's employment other than pursuant to Section 7.1, 7.2, 7.3 or 7.5 (it being understood that a purported termination pursuant to Section 7.3 which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (b) Employee shall terminate his employment for Good Reason, then:

                           (i)  The Company shall pay Employee his full Base
Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, as well as all accrued incentive compensation (including, if applicable, an annual bonus) through the Date of Termination. (Employee's entitlement to incentive compensation shall be pro-rated for any fiscal year which has commenced but not ended prior to the Date of Termination and be due and payable as soon as practicable after the end of each fiscal year.

                           (ii)  In lieu of all salary and incentive
compensation payments which Employee would have earned under this Agreement but for his termination, the Company shall pay to Employee, as liquidated damages, an amount equal to the product of (A) the sum of (1) the Base Salary in effect as of the Date of Termination and (2) the average of the bonus compensation paid or payable to Employee with respect to the three years preceding the year in which the Date of Termination occurs (or such lesser period as Employee may have been employed), whether or not such years were a part of the Term, and (B) the lesser of (1) the number of months remaining in the Term divided by twelve
(12) and (2) one and one-half (1.5),

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such amount to be payable to Employee over a period of months equal to the lesser of (x) the number of months remaining in the Term and (y) eighteen (18), in equal bi-monthly installments on the fifteenth and last day of each month, commencing on the fifteenth day of the month following the month in which the Date of Termination occurs.

                  (b) If, within one (1) year after the occurrence of a Change of Control, (x) in breach of this Agreement, the Company shall terminate Employee's employment other than pursuant to Section 7.1, 7.2, 7.3 or 7.5 (it being understood that a purported termination pursuant to Section 7.3 which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (y) Employee shall terminate his employment for Good Reason, then

                           (i)  The Company shall pay Employee his full Base
Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, as well as all accrued incentive compensation (including, if applicable, an annual bonus) through the Date of Termination. Employee's entitlement to incentive compensation shall be pro-rated for any fiscal year which has commenced but not ended prior to the Date of Termination and be due and payable as soon as practicable after the end of each fiscal year.

                           (ii)  In lieu of all salary and incentive
compensation payments which Employee would have earned under this Agreement but for his termination, the Company shall pay to Employee, as liquidated damages, an amount equal to the present value, based on the Applicable Federal Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code")), of the product of (A) the sum of (1) the Base Salary in effect as of the Date of Termination and (2) the average of the bonus compensation paid or payable to Employee with respect to the three years preceding the year in which the Date of Termination occurs (or such lesser period as Employee may have been employed), whether or not such years were a part of the Term, and (B) the lesser of (1) the number of months remaining in the Term divided by twelve
(12) and (2) one and one-half (1.5) (such payment being referred to as the "Termination Payment"). All payments under this clause (ii) shall be made on or before the tenth day following the Date of Termination. Employee shall not be required to mitigate the amount of compensation payable to Employee hereunder, by securing other employment or otherwise, nor will such compensation be reduced by reason of Employee securing other employment or for any other reason.

         9.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify Employee to the fullest extent (x) permitted by applicable law consistent with the Company's Certificate of Incorporation and ByLaws as in effect on the date hereof, and
(y) provided to the Company's Chief Executive Officer, with respect to any acts or non-acts he may have committed while he was an officer, director, and/or employee (i) of the Company or any subsidiary or affiliate thereof, or (ii) at the request of the Company, of any other entity.

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                  (b) The Company agrees to maintain for Employee a directors'
and officers' liability insurance policy not less favorable than any policy that the Company maintains for its directors and executive officers in general.

         10.      CONFIDENTIAL INFORMATION.

                  10.1 Employee hereby acknowledges that, in the course of his employment by the Company, he will have access to secret and confidential information which relates to or affects all aspects of the business and affairs of the Company, its subsidiaries, affiliates (including HIS) or divisions, and which are not available to the general public ("Confidential Information"). Without limiting the generality of the foregoing, Confidential Information shall include information relating to the Company's, HIS' and their respective subsidiaries', affiliates' and divisions' financial data, strategic business plans, inventions, developments, specifications, technical and engineering data, business ideas, trade secrets, products under development, production methods and processes, sources of supply, marketing plans, and the names of any customers or prospective customers or of any persons who have or shall have traded or dealt with the Company. Accordingly, Employee agrees that, except as required by the performance of his duties hereunder, he will not, at any time during the Term and for a period commencing on the Date of Termination and concluding upon the earlier to occur of (a) three (3) years after such Date of Termination and (b) the date subsequent to such Date of Termination upon which the Company is in material breach of any material provision of this Agreement (provided that Employee notifies the Company in writing of such breach and the Company does not cure such breach within thirty (30) days of the receipt of such notice from Employee), disclose or furnish any Confidential Information to any person, firm, corporation or other entity without the express prior written consent of the Company. Notwithstanding the foregoing, the term Confidential Information shall not include information or data which (i) is now or hereafter in the public domain, other than as a result of the breach of this Section 10 by Employee, (ii) prior to the date of commencement of Employee's employment by the Company was known to Employee, (iii) is lawfully acquired by Employee from a third party who, to Employee' s knowledge, is not prohibited from disclosing such data or information to Employee or (iv) is required to be disclosed by court order or other legal process.

                  10.2 Employee hereby acknowledges and agrees that any and all models, prototypes, notes, memoranda, notebooks, drawings, records, plans, documents or other material in physical form which contain or embody Confidential Information, whether created or prepared by Employee or by others ("Confidential Materials"), which are in Employee's possession or under his control, are the sole property of the Company. Accordingly, Employee hereby agrees that, upon the termination of his employment with the Company, whether pursuant to this Agreement or otherwise, or at the Company's earlier request, Employee shall return to the Company all Confidential Materials and all copies thereof in his possession or under his control and shall not retain any copies of Confidential Materials.


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         11.      NON-COMPETITION.

                  11.1 Employee agrees that he shall not, so long as he shall be employed by the Company in any capacity (whether pursuant to this Agreement or otherwise), own, manage, operate, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any business, firm or corporation which is or may be in competition with the diagnostic imaging or physician practice management business of the Company, HIS or their respective subsidiaries or affiliates without the express written consent of the Company; provided, however, that Employee shall be entitled to perform those services which he currently performs for [Newtown Medical Center and MSO ("NMC")] and to maintain his current interest in NMC until such time as (x) the Board determines in its reasonable discretion that NMC is deemed to be in competition with the Company or (y) Employee's participation in NMC is detracting from the performance of his duties hereunder, whereupon Employee will promptly (and in any event, within one year of such Board determination) divest any and all interest in NMC and cease performing any services for NMC.

                  11.2 As a condition to employing Employee and in consideration of all of the payments and benefits payable hereunder, Employee agrees that for a period commencing on the effective Date of Termination of his employment with the Company (for any reason whatsoever) and concluding upon the earlier to occur of (a) eighteen (18) months after the such Date of Termination and (b) the date subsequent to such Date of Termination upon which the Company is in material breach of any material provision of this Agreement (provided that Employee notifies the Company in writing of such breach and such breach is not cured within thirty (30) days of the receipt of such notice from Employee), Employee (i) shall not own, manage, operate, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any business, firm or corporation which is engaged in or competes with the business of the Company or its subsidiaries or affiliates as such business is constituted on the Date of Termination and (ii) shall not, on his behalf or on behalf of any person or entity directly or indirectly, solicit, place or recruit (x) any employee who has been employed by the Company or its subsidiaries or affiliates at any time during the twelve (12) months immediately preceding such solicitation, (y) any person or entity who is a client or customer of the Company or its subsidiaries or affiliates or (z) any supplier, lender, lessor or any other person or entity which has a business relationship with the Company or any of its subsidiaries or affiliates, with a view to influencing or inducing such employee, client or customer to terminate or materially lessen his, her or its relationship with the Company or any of its subsidiaries or affiliates or any physician who at the time has a business relationship with the Company or any of its subsidiaries or affiliates, or to develop relationships with Employee or any other person that would have the same effect.

                  11.3 Anything to the contrary herein notwithstanding, the provisions of this Section 11 shall not be deemed violated by the purchase and/or ownership by Employee of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into or exchangeable or exercisable for such securities) (a) of the

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



Company (or any successor thereto), (b) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other security convertible into or exchangeable or exercisable for such securities) five percent (5%) or less of the outstanding shares of any such class of equity securities of any issuer whose securities are traded on a national securities exchange or listed by The Nasdaq Stock Market, the National Quotation Bureau Incorporated or any similar organization; provided, however, that Employee shall not be otherwise connected with or active in the business of the issuers described in this clause (b), or (c) of any entity which is then employing Employee not in breach of this Section 11.

         12. REMEDY FOR BREACH. Employee hereby acknowledges that, in the event of any breach or threatened breach by him of any of the provisions of Sections 10 or 11 of this Agreement, the Company would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, Employee hereby agrees that, in such event, the Company shall be entitled, and notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

         13. INDEPENDENCE AND SEVERABILITY OF COVENANTS. Executive acknowledges and agrees that the covenants and other provisions set forth in Sections 10, 11 and 12 are reasonable, including with respect to duration, geographic scope, activity and subject matter, and that he is receiving valuable and adequate consideration for such covenants under this Agreement. The parties acknowledge that it is their intention that all such covenants and provisions be enforceable to the fullest extent possible under applicable law. If any provision set forth in Sections 10, 11 or 12 is found to be unenforceable in any instance, such finding shall not preclude any other enforcement of such provisions and the provisions of Section 23 will apply. If any provision set forth in Sections 10, 11 or 12 is found to be invalid, such finding of invalidity shall not effect the validity of the remaining provisions and the provisions of Section 23 will apply.

         14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally, by registered or certified mail (return receipt requested), postage prepaid, by overnight courier or by telecopy (immediately followed by telephone confirmation of delivery of such telecopy with the intended recipient of such notice and by notice in writing sent promptly by overnight courier or by registered or certified mail as provided above) to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

                  To the Company: HIS PPM Co.
                                  200 Schulz Drive
                                  Red Bank, NJ 07701
                                  Telephone: (732) 224-9292

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



                                       Telecopy:  (732) 224-9362

                  With copies to:      Scott M. Zimmerman, Esq.
                                       Shereff, Friedman, Hoffman & Goodman, LLP
                                       919 Third Avenue
                                       New York, NY 10022
                                       Telephone:  (212) 891-9379
                                       Telecopy:   (212) 758-9526

                  To Employee:         Robert D. Baca
                                       45 Eisenhard Dr.
                                       Ivyland, PA 18974
                                       Telephone: 215-322-7891
                                       Telecopy:  215-322-7884

                  With copies to:      Judy Mackarey, Esq.

         All such notices and communications shall be deemed to have been received on the date of personal delivery or delivery by overnight courier, on the date that the telecopy is confirmed as having been received or on the third business day after the mailing thereof if sent by registered or certified mail (return receipt requested), postage prepaid, as the case may be.

         15. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the employment matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such employment matters.

         16. BINDING EFFECT; THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Employee. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as if Employee terminated his employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean HIS PPM Co. and any successor to its business and/or assets.

         17. NO ASSIGNMENT. Except as contemplated by Section 16 above, this Agreement shall not be assignable or otherwise transferable by either party.

         18. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Board and is agreed to in writing, signed by Employee and by an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

         19. FEES AND EXPENSES. The Company hereby agrees to reimburse Employee for attorney's fees incurred by Employee with respect to the negotiation of this Agreement, provided, that in no event shall such amount exceed $7,000. The Company and Employee agree that, if either party institutes any action or proceeding to enforce any rights the party has under this Agreement, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of each party's rights or obligations hereunder or to set aside any provision hereof, or for any other arbitral or judicial remedy, each party shall be responsible for its own costs and expenses incurred thereby, including but not limited to, attorneys' fees and disbursements.

         20. GOVERNING LAW; ARBITRATION. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of New Jersey, without regard to its conflicts of law rules. Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Monmouth County, New Jersey or such other place as may be agreed upon at the time by the parties to the arbitration. The expense of such arbitration shall be borne by the Company.

         21. TITLES. Titles to the Sections and subsections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

         22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

         23. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                 HIS PPM CO.



                                 By:  /s/ Elliott H. Vernon
                                      ---------------------------------------
                                         Name:  Elliott H. Vernon
                                         Title: Chairman, President and Chief
                                                Executive Officer

                                      /s/ Robert D. Baca
                                      ---------------------------------------
                                                   ROBERT D. BACA

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